Contact:     Pete Bakel      Resource Center: 1-800-232-6643
    202-752-2034                                     Exhibit 99.1
Date:    July 29, 2022

Fannie Mae Reports Net Income of $4.7 Billion for Second Quarter 2022

•	$4.7 billion net income for the second quarter of 2022, with net worth reaching $56.4 billion as of June 30, 2022
“Our solid second quarter results enhance our financial strength, and we remain focused on both managing risk and serving our mission to provide sustainable and affordable financing for the benefit of renters and homeowners.”

David C. Benson, President and Interim Chief Executive Officer

•	$191 billion in liquidity provided to the single-family and multifamily mortgage markets in the second quarter of 2022

•	$111 billion of single-family home purchase acquisitions in the second quarter of 2022, of which nearly 50% were for first-time homebuyers

•	Acquired approximately 334,000 home purchase loans and 240,000 single-family refinance loans during the second quarter of 2022

•
Approximately 156,000 units of rental housing financed in the second quarter of 2022, a significant majority of which were affordable to households earning at or below 120% of area median income, providing support for both workforce and affordable housing

•	The average 30-year fixed-rate mortgage interest rate increased during the second quarter of 2022, from 4.67% as of March 31, 2022 to 5.70% as of June 30, 2022

Q2 2022 Key Results

$56.4 Billion Net Worth	$447 Billion Supporting Housing Activity

Increase of $4.6 billion in the second quarter of 2022	SF Home Purchases	SF Refinancings	MF Rental Units

$4.7 Billion Net Income for Q2 2022	Serious Delinquency Rates

Increase of $245 million compared with first quarter 2022	Single-Family SDQ Rate	Multifamily SDQ Rate

Second Quarter 2022 Results	1

Summary of Financial Results

(Dollars in millions)	Q222	Q122	Variance	% Change	Q221	Variance	% Change
Net interest income	$7,808	$7,399	$409	6%	$8,286	$(478)	(6)%
Fee and other income	81	83	(2)	(2)%	103	(22)	(21)%
Net revenues	7,889	7,482	407	5%	8,389	(500)	(6)%
Investment gains (losses), net	(49)	(102)	53	52%	646	(695)	NM
Fair value gains (losses), net	529	480	49	10%	(446)	975	NM
Administrative expenses	(795)	(808)	13	2%	(746)	(49)	(7)%
Credit-related income (expense)	(251)	(201)	(50)	(25)%	2,547	(2,798)	NM
TCCA fees	(841)	(824)	(17)	(2)%	(758)	(83)	(11)%
Credit enhancement expense	(332)	(278)	(54)	(19)%	(274)	(58)	(21)%
Change in expected credit enhancement recoveries	(47)	60	(107)	NM	(44)	(3)	(7)%
Other expenses, net	(228)	(236)	8	3%	(280)	52	19%
Income before federal income taxes	5,875	5,573	302	5%	9,034	(3,159)	(35)%
Provision for federal income taxes	(1,222)	(1,165)	(57)	(5)%	(1,882)	660	35%
Net income	$4,653	$4,408	$245	6%	$7,152	$(2,499)	(35)%

Total comprehensive income	$4,649	$4,401	$248	6%	$7,120	$(2,471)	(35)%
Net worth	$56,407	$51,758	$4,649	9%	$37,345	$19,062	51%

NM - Not meaningful

Financial Highlights

•	Net income increased $245 million in the second quarter of 2022, compared with the first quarter of 2022, driven primarily by an increase in net interest income.

•
Net interest income was $7.8 billion dollars in the second quarter of 2022, compared with $7.4 billion in the first quarter of 2022.
◦Higher income earned on investments as a result of increases in interest rates during the quarter contributed to an increase in net interest income from the company’s retained mortgage portfolio and other investments portfolio.
◦Net interest income from the company’s guaranty book of business decreased slightly due to a decline in net amortization income driven by reduced refinancing activity, partially offset by higher base guaranty fee income.

•
Credit-related expense was $251 million in the second quarter of 2022, compared with $201 million in the first quarter of 2022. Credit-related expense for the second quarter was driven in part by an increase in interest rates that was partially offset by home price growth.
◦Benefit from home price growth. While home price growth was strong in the second quarter of 2022, the positive impact on the company’s allowance was reduced by some recent market indicators that suggest home price growth may be moderating at a faster pace than the company anticipates.
◦Provision from interest rate increases. The rise in actual and projected interest rates in the second quarter of 2022 more than offset the benefit from home price growth. Increases in interest rates reduce the expected volume of loan prepayments and extend the expected life of previously modified loans accounted for as troubled debt restructurings, or TDRs, as it is less likely these loans will refinance.

Second Quarter 2022 Results	2

Single-Family Business Financial Results

(Dollars in millions)	Q222	Q122	Variance	% Change	Q221	Variance	% Change
Net interest income	$6,573	$6,255	$318	5%	$7,323	$(750)	(10)%
Fee and other income	60	61	(1)	(2)%	80	(20)	(25)%
Net revenues	6,633	6,316	317	5%	7,403	(770)	(10)%
Investment gains (losses), net	(27)	(66)	39	59%	658	(685)	NM
Fair value gains (losses), net	543	527	16	3%	(386)	929	NM
Administrative expenses	(671)	(683)	12	2%	(619)	(52)	(8)%
Credit-related income (expense)	(231)	(236)	5	2%	2,525	(2,756)	NM
TCCA fees	(841)	(824)	(17)	(2)%	(758)	(83)	(11)%
Credit enhancement expense	(270)	(210)	(60)	(29)%	(219)	(51)	(23)%
Change in expected credit enhancement recoveries	(43)	69	(112)	NM	(57)	14	25%
Other expenses, net	(199)	(198)	(1)	(1)%	(315)	116	37%
Income before federal income taxes	4,894	4,695	199	4%	8,232	(3,338)	(41)%
Provision for federal income taxes	(1,008)	(986)	(22)	(2)%	(1,725)	717	42%
Net income	$3,886	$3,709	$177	5%	$6,507	$(2,621)	(40)%

Average charged guaranty fee on new conventional acquisitions, net of TCCA fees	51.7 bps	48.9 bps	2.8 bps	6%	47.9 bps	3.8 bps	8%
Average charged guaranty fee on conventional guaranty book of business, net of TCCA fees	45.9 bps	45.6 bps	0.3 bps	1%	45.2 bps	0.7 bps	2%

NM - Not meaningful

Key Business Highlights

•
Single-family conventional acquisition volume was $172.3 billion in the second quarter of 2022, a decrease of 28% compared with $239.5 billion in the first quarter of 2022. Purchase acquisition volume increased from $104.0 billion in the first quarter of 2022 to $111.0 billion in the second quarter of 2022, of which nearly 50% was for first-time homebuyers. Refinance acquisition volume was $61.3 billion in the second quarter of 2022, a decline from $135.5 billion in the first quarter of 2022, due to the higher mortgage interest rate environment.

•
Average single-family conventional guaranty book of business in the second quarter of 2022 increased from the first quarter of 2022 by 1.9% driven primarily by growth in the average balance of loans acquired during the quarter. Credit characteristics of the single-family conventional guaranty book of business remained strong, with a weighted-average mark-to-market loan-to-value ratio of 50% and a weighted-average FICO credit score at origination of 753 as of June 30, 2022.

•
Average charged guaranty fee, net of TCCA fees, on the single-family conventional guaranty book increased to 45.9 basis points as of June 30, 2022. Average charged guaranty fee on newly acquired single-family conventional loans, net of TCCA fees, increased 2.8 basis points to 51.7 basis points for the second quarter of 2022, compared with 48.9 basis points for the first quarter of 2022.

•
Single-family serious delinquency rate decreased to 0.81% as of June 30, 2022, from 1.01% as of March 31, 2022 driven by borrowers exiting forbearance through a loan workout or by otherwise reinstating their loan. Single-family seriously delinquent loans are loans that are 90 days or more past due or in the foreclosure process.

Second Quarter 2022 Results	3

Multifamily Business Financial Results

(Dollars in millions)	Q222	Q122	Variance	% Change	Q221	Variance	% Change
Net interest income	$1,235	$1,144	$91	8%	$963	$272	28%
Fee and other income	21	22	(1)	(5)%	23	(2)	(9)%
Net revenues	1,256	1,166	90	8%	986	270	27%
Fair value losses, net	(14)	(47)	33	70%	(60)	46	77%
Administrative expenses	(124)	(125)	1	1%	(127)	3	2%
Credit-related income (expense)	(20)	35	(55)	NM	22	(42)	NM
Credit enhancement expense	(62)	(68)	6	9%	(55)	(7)	(13)%
Change in expected credit enhancement recoveries	(4)	(9)	5	56%	13	(17)	NM
Other income (expenses), net*	(51)	(74)	23	31%	23	(74)	NM
Income before federal income taxes	981	878	103	12%	802	179	22%
Provision for federal income taxes	(214)	(179)	(35)	(20)%	(157)	(57)	(36)%
Net income	$767	$699	$68	10%	$645	$122	19%

Average charged guaranty fee rate on multifamily guaranty book of business, at period end	79.5 bps	79.3 bps	0.2 bps	NM	76.8 bps	2.7 bps	4%

NM - Not meaningful

* Includes investment gains or losses and other income or expenses.

Key Business Highlights

•
New multifamily business volume was $18.7 billion during the second quarter of 2022, compared with $16 billion during the first quarter of 2022. The Federal Housing Finance Agency (FHFA) established a 2022 multifamily volume cap of $78 billion, of which 50% must be mission-driven, focused on certain affordable and underserved market segments, and 25% affordable to residents earning 60% or less of area median income.

•
The multifamily guaranty book of business grew by 1.4% in the second quarter of 2022 to $425.7 billion. The average charged guaranty fee on the multifamily book increased from 79.3 basis points as of March 31, 2022 to 79.5 basis points as of June 30, 2022.

•
As of June 30, 2022, more than 95% of the loans in the company’s multifamily guaranty book of business that had received a forbearance, measured by unpaid principal balance, were in a repayment plan or reinstated.

•
The multifamily serious delinquency rate decreased to 0.34% as of June 30, 2022, compared with 0.38% as of March 31, 2022, as recovery from COVID-19 continues. The multifamily serious delinquency rate, excluding loans that have received a forbearance since the start of the pandemic, remained at 0.03% as of June 30, 2022. Multifamily seriously delinquent loans are loans that are 60 days or more past due.

Second Quarter 2022 Results	4

Additional Matters

Fannie Mae’s Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations and Comprehensive Income for the second quarter of 2022 are available in the accompanying Annex; however, investors and interested parties should read the company’s Second Quarter 2022 Form 10-Q, which was filed today with the Securities and Exchange Commission and is available on Fannie Mae’s website, www.fanniemae.com. The company provides further discussion of its financial results and condition, credit performance, and other matters in its Second Quarter 2022 Form 10-Q. Additional information about the company’s financial and credit performance is contained in Fannie Mae’s “Q2 2022 Financial Supplement” at www.fanniemae.com.

# # #

Fannie Mae provides website addresses in its news releases solely for readers’ information. Other content or information appearing on these websites is not part of this release.
Fannie Mae advances equitable and sustainable access to homeownership and quality, affordable rental housing for millions of people across America. We enable the 30-year fixed-rate mortgage and drive responsible innovation to make homebuying and renting easier, fairer, and more accessible. To learn more, visit fanniemae.com and follow us on twitter.com/fanniemae.

Second Quarter 2022 Results	5

ANNEX
FANNIE MAE
Condensed Consolidated Balance Sheets
(Dollars in millions)

	As of
	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$41,639	$42,448
Restricted cash and cash equivalents (includes $28,346 and $59,203, respectively, related to consolidated trusts)	34,303	66,183
Securities purchased under agreements to resell (includes $13,391 and $13,533, respectively, related to consolidated trusts)	15,391	20,743
Investments in securities:
Trading, at fair value (includes $3,824 and $4,224, respectively, pledged as collateral)	64,811	88,206
Available-for-sale, at fair value (with an amortized cost of $764 and $827, respectively)	765	837
Total investments in securities	65,576	89,043
Mortgage loans:
Loans held for sale, at lower of cost or fair value	4,579	5,134
Loans held for investment, at amortized cost:
Of Fannie Mae	58,241	61,025
Of consolidated trusts	4,035,180	3,907,712
Total loans held for investment (includes $4,071 and $4,964, respectively, at fair value)	4,093,421	3,968,737
Allowance for loan losses	(6,069)	(5,629)
Total loans held for investment, net of allowance	4,087,352	3,963,108
Total mortgage loans	4,091,931	3,968,242
Advances to lenders	4,622	8,414
Deferred tax assets, net	12,402	12,715
Accrued interest receivable, net (includes $8,968 and $8,878 related to consolidated trusts and net of allowance of $89 and $140, respectively)	9,565	9,264
Acquired property, net	1,485	1,259
Other assets	12,053	10,855
Total assets	$4,288,967	$4,229,166
LIABILITIES AND EQUITY
Liabilities:
Accrued interest payable (includes $8,777 and $8,517, respectively, related to consolidated trusts)	$9,355	$9,186
Debt:
Of Fannie Mae (includes $1,866 and $2,381, respectively, at fair value)	144,455	200,892
Of consolidated trusts (includes $18,418 and $21,735, respectively, at fair value)	4,064,192	3,957,299
Other liabilities (includes $1,870 and $1,245, respectively, related to consolidated trusts)	14,558	14,432
Total liabilities	4,232,560	4,181,809
Commitments and contingencies (Note 13)	—	—
Fannie Mae stockholders’ equity:
Senior preferred stock (liquidation preference of $173,257 and $163,672, respectively)	120,836	120,836
Preferred stock, 700,000,000 shares are authorized—555,374,922 shares issued and outstanding	19,130	19,130
Common stock, no par value, no maximum authorization—1,308,762,703 shares issued and 1,158,087,567 shares outstanding	687	687
Accumulated deficit	(76,873)	(85,934)
Accumulated other comprehensive income	27	38
Treasury stock, at cost, 150,675,136 shares	(7,400)	(7,400)
Total stockholders’ equity (See Note 1: Senior Preferred Stock Purchase Agreement and Senior Preferred Stock for information on the related dividend obligation and liquidation preference)	56,407	47,357
Total liabilities and equity	$4,288,967	$4,229,166

See Notes to Condensed Consolidated Financial Statements in the Second Quarter 2022 Form 10-Q

Second Quarter 2022 Results	6

FANNIE MAE
(In conservatorship)
Condensed Consolidated Statements of Operations and Comprehensive Income
(Dollars in millions, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2022	2021	2022	2021
Interest income:
Trading securities	$309	$122	$465	$262
Available-for-sale securities	9	18	19	37
Mortgage loans	29,082	24,932	56,224	48,285
Securities purchased under agreements to resell	28	4	34	12
Other	27	31	53	73
Total interest income	29,455	25,107	56,795	48,669
Interest expense:
Short-term debt	(5)	(1)	(6)	(4)
Long-term debt	(21,642)	(16,820)	(41,582)	(33,637)
Total interest expense	(21,647)	(16,821)	(41,588)	(33,641)
Net interest income	7,808	8,286	15,207	15,028
Benefit (provision) for credit losses	(218)	2,588	(458)	3,353
Net interest income after benefit (provision) for credit losses	7,590	10,874	14,749	18,381
Investment gains (losses), net	(49)	646	(151)	691
Fair value gains (losses), net	529	(446)	1,009	338
Fee and other income	81	103	164	190
Non-interest income	561	303	1,022	1,219
Administrative expenses:
Salaries and employee benefits	(398)	(365)	(805)	(752)
Professional services	(198)	(184)	(407)	(398)
Other administrative expenses	(199)	(197)	(391)	(344)
Total administrative expenses	(795)	(746)	(1,603)	(1,494)
Foreclosed property income (expense)	(33)	(41)	6	(36)
TCCA fees	(841)	(758)	(1,665)	(1,489)
Credit enhancement expense	(332)	(274)	(610)	(558)
Change in expected credit enhancement recoveries	(47)	(44)	13	(75)
Other expenses, net	(228)	(280)	(464)	(599)
Total expenses	(2,276)	(2,143)	(4,323)	(4,251)
Income before federal income taxes	5,875	9,034	11,448	15,349
Provision for federal income taxes	(1,222)	(1,882)	(2,387)	(3,204)
Net income	4,653	7,152	9,061	12,145
Other comprehensive loss:
Changes in unrealized losses on available-for-sale securities, net of reclassification adjustments and taxes	(2)	(31)	(7)	(54)
Other, net of taxes	(2)	(1)	(4)	(5)
Total other comprehensive loss	(4)	(32)	(11)	(59)
Total comprehensive income	$4,649	$7,120	$9,050	$12,086
Net income	$4,653	$7,152	$9,061	$12,145
Dividends distributed or amounts attributable to senior preferred stock	(4,649)	(7,120)	(9,050)	(12,086)
Net income attributable to common stockholders	$4	$32	$11	$59
Earnings per share:
Basic	$0.00	$0.01	$0.00	$0.01
Diluted	0.00	0.01	0.00	0.01
Weighted-average common shares outstanding:
Basic	5,867	5,867	5,867	5,867
Diluted	5,893	5,893	5,893	5,893

See Notes to Condensed Consolidated Financial Statements in the Second Quarter 2022 Form 10-Q

Second Quarter 2022 Results	7